UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – October 9, 2009
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

240 Gibraltar Avenue, Suite 220, Horsham, Pennsylvania 19044
(Address of principal executive offices) (Zip Code)

(267) 317-4009
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

On October 9, 2009, Mace Security International, Inc (“Company”) received a letter from the Nasdaq Listing Qualifications Department that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) because, for the period August 27, 2009 through October 8, 2009, the Company’s closing bid price was less than $1.00 per share.

The non-compliance with Nasdaq Listing Rule 5450(a)(1) makes the Company’s common stock subject to being delisted from The Nasdaq Stock Market.  In accordance with Nasdaq Listing Rule 5810(c)(3)(A) the Company has a grace period of 180 calendar days expiring on April 7, 2010 to regain compliance by having a closing bid price for a minimum of ten consecutive business days at $1.00 per share or higher.  Under Nasdaq Listing Rule 5810(c)(3)(F), The Nasdaq Listing Qualifications Department may, in its discretion, require the Company to maintain a closing bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally not more than 20 consecutive business days.

Until the Company is in compliance with the closing bid price rule, an indicator will be displayed with the quotation information related to the Company’s securities on NASDAQ.com and NASDAQTrader.com.

A copy of a press release issued by the Company on October 15, 2009 regarding  the non-compliance with Nasdaq Listing Rule 5450(a)(1) is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	The following exhibit is being furnished herewith:

99.1 Press release issued by the Company dated October 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	October 15, 2009	Mace Security International, Inc.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated October 15, 2009.